UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 28, 2010

Guaranty Federal Bancshares, Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

43-1792717
(I.R.S. employer identification number)

0-23325
(Commission file number)

1341 West Battlefield
Springfield, Missouri 65807
(Address of principal executive offices and zip code)

Registrant's telephone number, including area code: (417) 520-4333

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INCLUDED INFORMATION

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)           On January 28, 2010, the compensation committee of the Board of Directors (the "Compensation Committee") of Guaranty Federal Bancshares, Inc. (the “Company”) approved a short term bonus plan with respect to the bonus payable to Carter Peters, the Company’s Chief Financial Officer and Chief Operating Officer, for 2010.  Pursuant to this plan, a maximum amount of $50,000 will be paid to Mr. Peters, with the amount of bonus being based on three possible levels of incentive awards: threshold (25%); target (50%); and maximum (100%).  For any amount to be paid under this plan, the threshold level of performance must be achieved.  The five performance measurements of the Company (and the weight given to each measurement) applicable to each award level are as follows: (i) revenue growth (20%); (ii) net interest margin (20%); (iii) overhead ratio (20%); (iv) pre-tax net income (20%); and (v) non-core funding dependence (20%).  Certain criteria, however, must be satisfied before an award is paid under this plan.  The foregoing description is qualified in its entirety by the written description of the 2010 Executive Incentive Compensation Annual Plan – Chief Financial Officer and Chief Operating Officer, a copy of which is attached hereto as Exhibit 10.1.

On January 28, 2010, the Compensation Committee also approved a short term bonus plan with respect to the bonus payable to Mike Mattson, the Company’s Chief Lending Officer, for 2010.  Pursuant to this plan, a maximum amount of $50,000 will be paid to Mr. Mattson, with the amount of bonus being based on three possible levels of incentive awards: threshold (25%); target (50%); and maximum (100%).  For any amount to be paid under this plan, the threshold level of performance must be achieved.  The six performance measurements of the Company (and the weight given to each measurement) applicable to each award level are as follows: (i) revenue growth (10%); (ii) yield on loans (20%); (iii) pre-tax net income (10%); (iv) delinquency ratio (20%); (v) adversely classified assets to capital and allowance for loan losses (20%); and (vi) net charge-offs (20%).  Certain criteria, however, must be satisfied before an award is paid under this plan.  The foregoing description is qualified in its entirety by the written description of the 2010 Executive Incentive Compensation Annual Plan – Chief Lending Officer, a copy of which is attached hereto as Exhibit 10.2.

On January 28, 2010, the Compensation Committee also approved a short term bonus plan with respect to the bonus payable to Sheri Biser, the Company’s Chief Credit Officer, for 2010.  Pursuant to this plan, a maximum amount of $40,000 will be paid to Ms. Biser, with the amount of bonus being based on three possible levels of incentive awards: threshold (25%); target (50%); and maximum (100%).  For any amount to be paid under this plan, the threshold level of performance must be achieved.  The six performance measurements of the Company (and the weight given to each measurement) applicable to each award level are as follows: (i) revenue growth (10%); (ii) yield on loans (20%); (iii) pre-tax net income (10%); (iv) regulatory adverse risk rating changes (20%); (v) adversely classified assets to capital and allowance for loan losses (20%); and (vi) net charge-offs (20%).  Certain criteria, however, must be satisfied before an award is paid under this plan.  The foregoing description is qualified in its entirety by the written description of the 2010 Executive Incentive Compensation Annual Plan – Chief Credit Officer, a copy of which is attached hereto as Exhibit 10.3.

Item 9.01  Financial Statements and Exhibits

(d) Exhibits

10.1	Written Description of 2010 Executive Incentive Compensation Annual Plan - Chief Financial Officer and Chief Operating Officer

10.2	Written Description of 2010 Executive Incentive Compensation Annual Plan - Chief Lending Officer

10.3	Written Description of 2010 Executive Incentive Compensation Annual Plan - Chief Credit Officer

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Guaranty Federal Bancshares, Inc.

By:	/s/ Shaun A. Burke
Shaun A. Burke
President and Chief Executive Officer

Date: February 2, 2010